EXHIBIT 99.1

    COLLECTORS UNIVERSE REPORTS METRICS FOR FIRST QUARTER OF FISCAL YEAR 2006

   13% INCREASE IN TOTAL UNITS AUTHENTICATED AND GRADED OVER COMPARABLE PRIOR
                                  YEAR QUARTER

    NEWPORT BEACH, Calif., Oct. 18 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today reported its unit performance metrics for first fiscal quarter of 2006. The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs, stamps and currency which comprise its principal authentication and grading markets. The Company's brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sports cards, PSA/DNA Authentication Services (PSA/DNA) for autographs, Professional Stamp Experts
(PSE) for stamps and PCGS Currency for paper money.

    Total Units
    Total units authenticated and graded grew by approximately 13% to 751,000 units in the quarter ended September 30, 2005 from 663,000 units in the quarter ended September 30, 2004.

    PCGS Units
    Coins authenticated and graded by PCGS increased by approximately 7% in the first quarter of fiscal year 2006 to 395,000 units, or 53% of the aggregate units authenticated and graded, from 371,000 units in the same period in 2004.

    PSA Units
    PSA units authenticated and graded grew by approximately 7% to 283,000 units in the quarter ended September 30, 2005, or 38% of the aggregate units authenticated and graded, from 265,000 in the same period in 2004

    PSA/DNA Units
    Units authenticated by PSA/DNA increased by approximately 150% to 55,000 units, or 7% of the aggregate units authenticated and graded, in the first quarter of fiscal year 2006 from 22,000 in the same period in fiscal year 2005.

    PSE Units
    PSE units authenticated and graded grew by approximately 80% to 9,000, or 1% of the aggregate units authenticated and graded in the first quarter of fiscal year 2006 from 5,000 units in the same period of fiscal year 2005.

    PCGS - Currency Units
    PCGS - Currency authenticated and graded 9,000 units or 1% of the aggregate units authenticated and graded in the first quarter of fiscal year 2006. PCGS - Currency did not begin authenticating and grading until the third quarter of fiscal year 2005.

    Chief Executive Officer of Collectors Universe, Michael Haynes commented, "We continue to see increased demand for our services across our core markets in coins and sportscards although our coin market growth was dampened by challenges associated with our only customer that previously comprised 10% or more of our revenue. We saw increased growth in unit volume in our autograph business, due in large part to increased demand for authentication and grading of single signed baseballs, a service we initiated in the first quarter of fiscal 2005. The stamp business and currency business showed increases in unit volume, increasing market share and brand preference. Similar to our launch of authentication and grading of single signed baseballs, we continue to develop new programs to diversify and grow our core business in our existing markets."

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    About Collectors Universe
    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

    Forward Looking Information
    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

    Our financial performance in the future may differ, possibly significantly, from our current expectations about our future financial performance as set forth in the forward looking statements contained in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; the fact that five of our customers accounted for approximately 27% of our net revenues during fiscal 2005, which means that our operating result could decline if any of those customers were to terminate or significantly reduce the business that they conduct with us; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses or reduce our overall profitability or cause us to incur losses; the risk that our strategy to exit the collectibles sales business and focus substantially all of our resources on our authentication and grading businesses will not be successful in enabling us to improve our profitability over the longer term or to grow our existing businesses or expand into new collectibles or high value asset markets; and if we grow our business by acquiring any existing or commencing any new authentication and grading businesses, the risks that we will be unable to successfully integrate those businesses into our operations, that those businesses will not gain market acceptance; and that business expansion may result in a costly diversion of management time and resources and increase our operating expenses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005.

    Due to the above-described risks and uncertainties and those described in that Annual Report, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

     Contacts:

     Joe Wallace                         Brandi Piacente
     Chief Financial Officer             Investor Relations
     Collectors Universe                 The Piacente Group, Inc.
     949-567-1245                        212-481-2050
     Email: jwallace@collectors.com      Email: brandi@thepiacentegroup.com